Exhibit 99.1

BluePhoenix Solutions to Announce 2013 Fourth Quarter and Annual Financial Results on Thursday, March 27, 2014

March 13, 2014

Seattle, WA:  BluePhoenix Solutions (NASDAQ: BPHX), the leading provider of value driven legacy IT modernization solutions, announced today that it will report its 2013 fourth quarter and annual financial results on Thursday, March 27, 2014. The company’s management team will host a conference call to discuss the results with the investment community at 4:30 p.m. EDT/1:30 p.m. PDT. The call can be accessed by dialing 1-877-941-8609 within the United States, or via local US number 1-480-629-9692 if calling internationally, approximately five minutes prior to its scheduled commencement.

A replay can be accessed through a link on the BluePhoenix website.

About BluePhoenix Solutions
BluePhoenix Solutions Ltd. (NASDAQ: BPHX) is the leading provider of legacy technology solutions. The BluePhoenix portfolio includes a comprehensive suite of tools and services for automated database and application integration and migration. Leveraging over 20 years of best-practice domain expertise, BluePhoenix works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Oracle, Java and more.  BluePhoenix customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail.  BluePhoenix has six offices in the USA, UK, Italy, Romania, and Israel.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release may be deemed forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal Securities laws. You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “plans,” “believes,” “estimates,” “expects,” “predicts”, “intends,”  the negative of such terms, or other comparable terminology. Because such statements deal with future events, plans, projections, or future performance of the Company, they are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s current expectations. These risks and uncertainties include but are not limited to: the effects of the global economic and financial trends; market demand for the Company’s products; successful implementation of the Company’s products; changes in the competitive landscape, including new competitors or the impact of competitive pricing and products; and such other risks and uncertainties as identified in BluePhoenix’s most recent Annual Report on Form 20-F and other reports filed by it with the SEC. Except as otherwise required by law, BluePhoenix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  This press release is also available at www.bphx.com. All names and trademarks are their owners’ property.